SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                       _______________________________

                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report:  January 10, 1997


                       CHESAPEAKE UTILITIES CORPORATION
           -------------------------------------------------------
            (Exact name of registrant as specified in its charter)




                 Delaware          0-593          51-0064146
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           (State of other    (Commission      (I.R.S. Employer
           jurisdiction of    File Number)    Identification No.)
           incorporation)


             909 Silver Lake Boulevard, Dover, Delaware     19904
           -------------------------------------------------------
            (Address of principal executive offices)   (Zip Code)


                              (302) 734-6799
           --------------------------------------------------------
             (Registrant's telephone number, including area code)


           --------------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report.)

Item 5.  Other Events

     Chesapeake Utilities Corporation ("Chesapeake") has agreed to purchase all of the outstanding shares of Tri-County Gas Company, Inc. ("Tri-County"), a propane distribution business headquartered in Salisbury, Maryland. In the transaction, the Tri-County shareholders will receive 639,000 shares of Chesapeake stock for all the outstanding common stock of Tri-County and its affiliated companies. After the purchase of Tri-County's stock, the total number of Chesapeake outstanding shares will be approximately 4,439,000.

     The purchase, which is subject to regulatory and other required approvals and other customary conditions of closing, is expected to close by March 31, 1997. Attached herein as Exhibits I and II, respectively, are copies of the executed Agreement and Plan of Merger and the press release relating thereto.



                                  SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


CHESAPEAKE UTILITIES CORPORATION



By:/s/  Ralph J. Adkins
        -------------------------------------
        Ralph J. Adkins
        President and Chief Executive Officer


Dated:  January 13, 1997